05/02/01



                           STIPULATION OF TERMINATION

The Modified Coinsurance Universal Life and Annuity Retrocession Agreement (Fremont Business/Document No. L96-1733) of December 31, 1995, between GREAT SOUTHERN LIFE INSURANCE COMPANY a Texas corporation with executive offices in Kansas City, Missouri and EMPLOYERS REASSURANCE CORPORATION of Overland Park, Kansas, is hereby terminated with respect to loss under the policies paid by the original ceding insurer on and after October 1, 2000.

IN WITNESS WHEREOF, the parties hereto have caused this stipulation to be executed in duplicate.


    EMPLOYERS REASSURANCE                               GREAT SOUTHERN
        CORPORATION                                 LIFE INSURANCE COMPANY


By:________________________                 By:_______________________________

Title:_____________________                 Title:____________________________

Date:______________________                 Date:_____________________________